UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2007

River Hawk Aviation, Inc.
(Exact name of Registrant as specified in charter)

Nevada	0-30440	22-3537927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

954 Business Park Drive, Traverse City, MI	49686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (231) 946-4343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 10, 2007, River Hawk Aviation, Inc. (the “Company”) entered into a stock purchase agreement (the “Agreement”) with Southland Holding Corp. (“Southland”), whereby the Company will sell all of its equity interests held in its subsidiaries, Eastern Caribbean Airlines Corporation (“EC Air”) and Viva Air Dominicana, S.A. (“VAD”), to Southland in exchange for the assumption by Southland of certain liabilities of EC Air and VAD. The closing of the Agreement is May 16, 2007.

The Company will sell to Southland the 41,067,944 shares it holds in EC Air, representing 100% of the equity interests of EC Air. The Company will also sell to Southland the 14,700 shares it holds in VAD, representing 49% of the equity interests in VAD. As consideration for the shares in EC Air and VAD, Southland will assume approximately $1.2 million of certain liabilities of the Company, EC Air and VAD. This amount includes, but is not limited to, certain contested or disputed items which the Company has listed as liabilities on their financial statements.

Item 9.01 Financial Statements and Exhibits

EXHIBIT NUMBER	DESCRIPTION	LOCATION
10.9	Stock Purchase Agreement between River Hawk Aviation, Inc. and Southland Holding Corp.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    RIVER HAWK AVIATION, INC.
(Company)

/s/  Calvin Humphrey
By: Calvin Humphrey
Its: President, CEO
Date: May 15, 2007